Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-154311) of our reports dated October 3, 2008 relating to the consolidated financial statements of SouthPeak Interactive Corporation and subsidiaries and dated December 23, 2008 relating to the consolidated financial statements of Gone Off Deep, LLC and subsidiary, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Reznick Group, P.C.

Vienna, Virginia
January 5, 2009